ADMINISTRATIVE SERVICES AGREEMENT

AGREEMENT made the 10th day of August 1999, by and between ICM Series Trust a Massachusetts Business Trust, having its principal office and place of business at 1 International Place, Suite 2401, Boston, MA 02110 (the "Fund"), and American Data Services, Inc., a New York corporation having its principal office and place of business at the Hauppauge Corporate Center, 150 Motor Parkway, Suite 109, Hauppauge, New York 11788 ("ADS").

                                   BACKGROUND

         WHEREAS, the Fund is a diversified open-end management investment company registered with the United States Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, ADS is a corporation experienced in providing administrative services to mutual funds and possesses facilities sufficient to provide such services; and

         WHEREAS, the Fund desires to avail itself of the experience, assistance and facilities of ADS and to have ADS perform for the Fund certain services appropriate to the operations of the Fund and ADS is willing to furnish such services in accordance with the terms hereinafter set forth.

                                      TERMS

         NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the Fund and ADS hereby agree to the following:

1.       DUTIES OF ADS.

         ADS will provide the Fund with the necessary office space (the Fund's principal office will be located at the New York offices of ADS), communication facilities and personnel to perform the following services for the Fund:

         (a) Monitor all regulatory (1940 Act and IRS) and prospectus restrictions for compliance;

         (b)    Prepare and coordinate  the printing of  semi-annual  and annual
                financial  statements,   other  communications  to  shareholders
                including notices, proxy statements and forms of proxy;

         (c) Prepare selected management reports for performance and compliance analyses as agreed upon by the Fund and Administrator from time to time including; without limitation, reports referred to in Section 4 and reports necessary and appropriate in connection with regular and special meetings of the Fund's Board of Trustees.

         (d) Prepare selected financial data required for directors' meetings as agreed upon by the Fund and ADS from time to time, preparation of meeting minutes, compliance calendar and compliance reports, and coordinate directors meeting agendas with outside legal counsel to the Fund;

         (e) Determine income and capital gains available for distribution and calculate distributions required to meet regulatory, income, and excise tax requirements, to be reviewed by the Fund's independent public accountants;

         (f) Prepare the Fund's federal, state, and local tax returns to be reviewed by the Fund's independent public accountants;

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         (g)    Prepare and  maintain  the Fund's  operating  expense  budget to determine proper expense accruals to be charged to the Fund in order to calculate its daily net asset value, to include calculations of contractual expense limitations, expense waivers and all Fund disbursements;

         (h) 1940 ACT filings - In conjunction with the Fund's outside legal counsel (ADS will prepare, outside counsel will review) ADS will:

                O Prepare and file with the SEC via EDGAR, the Fund's Form N-SAR reports;
                O Update all financial sections of the Fund's Statement of Additional Information and coordinate its completion and filing with the SEC via EDGAR;
                O Update all financial sections of the Fund's prospectus and coordinate its completion and filing with the SEC via EDGAR;
                O Update all financial sections of the Fund's proxy statement and coordinate its completion and filing with the SEC via EDGAR;
                O Prepareand file with the SEC via EDGAR, an annual update to Fund's 24f-2 filing (if applicable);

         (i) Monitor services provided by the Fund's custodian bank as well as any other service providers to the Fund;

         (j)    Provide  appropriate  financial  schedules  (as requested by the
                Fund's independent public accountants or SEC examiners), coordinate the Fund's annual or SEC audit, and provide office facilities as may be required;

         (k) Prepare (with the assistance of outside counsel and Fund management) and distribute all material necessary and appropriate for Board meetings, coordinate and attend management and board of directors meetings as requested;

         (l) The preparation and filing (filing fee to be paid by the Fund) of applications and reports as necessary to register or maintain the Funds registration under the securities or "Blue Sky" laws of the various states selected by the Fund or its Distributor.

         (m) Monitor Code of Ethics filings by Directors and Officers of the Fund as required under SEC Rule 17j of the 40 Act.

         (n) Review adequacy of Fidelity Bond Insurance and make appropriate filings with the SEC under Section 17(g) of the 40 Act.

ADS shall, for all purposes herein, be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

2.       COMPENSATION OF ADS.

         In consideration of the services to be performed by ADS as set forth herein for each portfolio listed in Schedule B, ADS shall be entitled to receive compensation and reimbursement for all reasonable out-of-pocket expenses. The Fund agrees to pay ADS the fees and reimbursement of out-of-pocket expenses as set forth in the fee schedule attached hereto as Schedule A.

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3.       RESPONSIBILITY AND INDEMNIFICATION.

         ADS shall not be responsible for, and the Fund shall indemnify and hold ADS harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

         (a) All actions of ADS whether taken directly or through agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct.

         (b) The reliance on or use by ADS whether directly or through agents or subcontractors of information, records and documents which (i) are received by ADS or its agents or subcontractors and furnished to it by or on behalf of the Fund, and (ii) have been prepared and/or maintained by the Fund or any other person or firm on behalf of the Fund provided, in each case, that ADS in good faith believes such information to be accurate (or such records and documents to be genuine) and provided further that such information, records or documents are not received from or prepared by an employee, officer or agent of ADS or of any company affiliated with ADS.

         (c) The reliance on, or the carrying out by ADS or its agents or subcontractors of any instructions or requests of the Fund or its agents, other than ADS or its affiliates.

         ADS shall indemnify and hold the Fund harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to any action or failure or omission to act by ADS as a result of ADS's lack of good faith, negligence or willful misconduct.

         At any time ADS may apply to any officer of the Fund for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by ADS under this Agreement, and ADS shall not be liable and shall be indemnified by the Fund for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. ADS, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Fund, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided ADS or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund. ADS, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Fund, and the proper countersignature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar.

         In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

         Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any act or failure to act hereunder.

         In order that the indemnification provisions contained in this Article 5 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party of seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

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4.       REPORTS.

         (a) ADS shall provide to the Board of Directors of the Fund, on a quarterly basis, a report, in such a form as ADS and the Fund shall from time to time agree, representing that, to its knowledge, the Fund was in compliance with all requirements of applicable federal and state law, including without limitation, the rules and regulations of the Securities and Exchange Commission and the Internal Revenue Service, or specifying any instances in which the Fund was not so in compliance. Whenever, in the course of performing its duties under this Agreement, ADS determines, on the basis of information supplied to ADS by the Fund, that a violation of applicable law has occurred, or that, to its knowledge, a possible violation of applicable law may have occurred or, with the passage of time, could occur, ADS shall promptly notify the Fund and its counsel of such violation.

5.       ACTIVITIES OF ADS.

         ADS shall be free to render similar services to others so long as its services hereinunder are not impaired thereby.

6.       RECORDS.

         The records maintained by ADS shall be the property of the Fund, and shall be surrendered to the Fund, at the expense of the Fund, promptly upon request by the Fund. ADS agrees to maintain a back-up set of accounts and records of the Fund (which back-up set shall be updated on at least a weekly basis) at a location other than that where the original accounts and records are stored. ADS shall assist the Fund's independent auditors, or, upon approval of the Fund, any regulatory body, in any requested review of the Fund's accounts and records. ADS shall preserve the accounts and records as they are required to be maintained and preserved by Rule 31a-1.

7.       CONFIDENTIALITY.

         ADS agrees that it will, on behalf of itself and its officers and employees, treat all transactions contemplated by this Agreement, and all other information germane thereto, as confidential and such information shall not be disclosed to any person except as may be authorized by the Fund.

8.       DURATION AND TERMINATION OF THE AGREEMENT.

         This Agreement shall become effective on the date first above written.

         This Agreement shall remain in effect for a period of three (3) years from the date of its effectiveness (the "Initial Term") and shall continue in effect for successive twelve-month periods; provided that such continuance is specifically approved at least annually by the Board and by a majority of the Trustees who are not parties to this Agreement or interested persons of any such party.

         After the Initial Term, this Agreement may be terminated at anytime (i) by the Board on 90 days' written notice to ADS or (ii) by ADS on 90 days' written notice to the Fund. The obligations of Sections 2 and 3 shall survive any termination of this Agreement

         Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Fund. Additionally, ADS reserves the right to charge for any other reasonable costs expenses associated with such termination.

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

9.       ASSIGNMENT.

         This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the prior written consent of ADS, or by ADS without the prior written consent of the Fund.

10.      NEW YORK LAWS TO APPLY.

         The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the 1940 Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

11.      AMENDMENTS TO THIS AGREEMENT.

         This Agreement may be amended by the parties hereto only if such amendment is in writing and signed by both parties.

12.      MERGER OF AGREEMENT.

         This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

13.      MASSACHUSETTS BUSINESS TRUST.

         The parties understand and agree that the Fund is a Massachusetts business trust and, as such, the obligations of the Fund under this agreement shall not be binding upon any of the Trustees, or shareholders of the Fund, but only on the assets and property of the Fund, as provided in the Declaration of Trust.

14.      NOTICES.

         All notices and other communications hereunder shall be in writing, shall be deemed to have been given when delivered in person or by certified mail, return receipt requested, and shall be given to the following addresses (or such other addresses as to which notice is given):


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To the Fund:                                        To ADS:
Mr. Gary Saks                                       Michael Miola
Chief Operating Officer                             President
Ironwood Capital Management LLC                     American Data Services, Inc.
1 International Place, Suite 2401                   150 Motor Parkway, Suite 109
Boston, MA 02110                                    Hauppauge, NY  11788



         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ICM/ISABELLE SMALL CAP VALUE FUND                   AMERICAN DATA SERVICES, INC.


By:/s/                                              By:/s/
   -----------------------------                       -------------------------
   Warren J. Isabelle, President                       Michael Miola, President



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                                   SCHEDULE A

(a)      ADMINISTRATIVE SERVICE FEE:

         For the services rendered by ADS in its capacity as administrator, as specified in Paragraph 1. DUTIES OF ADS., the Fund shall pay ADS within Twenty
(20) days after receipt of an invoice from ADS at the beginning of each month, a fee equal to the greater of:

         NOTE: The following fees are per portfolio serviced.

                                  MINIMUM FEE:

        CALCULATED FEE WILL BE BASED UPON PRIOR MONTH AVERAGE NET ASSETS:
                          (No prorating partial months)


                                                          Each Portfolio

                Under $10 million.............................. $1,625
                From $10 million to $20 million................  2,000
                From $20 million on............................  2,500

                                       OR,

                                NET ASSET CHARGE:

 1/12th of 0.1% (12 basis points) of average net assets of portfolio for month.


                                  FEE INCREASES

         On each anniversary date of this Agreement, the minimum service fees enumerated above will be increased by the change in the Consumer Price Index for the Northeast Region (CPI) for the twelve month period ending with the month preceding such annual anniversary date.

(b)      EXPENSES:

         The Fund shall reimburse ADS for any out-of-pocket expenses , exclusive of salaries, advanced by ADS in connection with but not limited to the printing or filing of documents for the Fund, travel, telephone, quotation services, facsimile transmissions, stationery and supplies, record storage, postage, telex, and courier charges, incurred in connection with the performance of its duties hereunder. ADS shall provide the Fund with a monthly invoice of such expenses and the Fund shall reimburse ADS within fifteen (15) days after receipt thereof.

(c)      STATE REGISTRATION (BLUE SKY) SURCHARGE:

         The fees enumerated in paragraph (a) above include the initial state registration, renewal and maintenance of registrations (as detailed in Paragraph 1(l) DUTIES OF ADS) for three (3) states. Each additional state registration requested will be subject to the following fees:

                       Initial registration ............... $295.00
                       Registration renewal ............... $150.00
                       Sales reports (if required) .......  $ 25.00

The state registration fees enumerated above will be discounted by 33.333% until the Fund's net assets exceed $20 million.

(d)      SPECIAL REPORTS:

         All reports and /or analyses requested by the Fund, its auditors, legal counsel, portfolio manager, or any regulatory agency having jurisdiction over the Fund, that are not in the normal course of fund administrative activities as specified in Section 1 of this Agreement shall be subject to an additional charge, agreed upon in advance, based upon the following rates:

                  Labor:
                    Senior  staff - $150.00/hr.
                    Junior  staff - $ 75.00/hr.
                    Computer time - $ 45.00/hr.

                                   SCHEDULE B

                 PORTFOLIOS TO BE SERVICED UNDER THIS AGREEMENT:

                        ICM/ISABELLE SMALL CAP VALUE FUND